SUB ITEM 77Q1(d): Copies of all constituent instruments defining the rights of the holders of any new class of securities and of any amendments to constituent instruments referred to in answer to sub-item 77J.

The information required by Sub-Item 77Q1(d) is incorporated by reference to Post-Effective Amendment No. 14 to the Trust's Registration Statement on Form N-1A filed on December 21, 2000.

SUB-ITEM 77Q1(e): Copies of any new or amended Registrant investment advisory contracts.

(i) Addendum No. 2 to the Investment Advisory Agreement between the Trust and Commerce Bank, N.A. with respect to the Core Equity Fund and Kansas Tax-Free Intermediate Bond Fund. The information required by Sub-Item 77Q1(e) is incorporated by reference to Exhibit (d)(4) of Post-Effective Amendment No. 13 to the Trust's Registration Statement on Form N-1A filed on December 15, 2000.

(ii) Sub-Advisory Agreement between Commerce Bank, N.A. and T. Rowe Price International, Inc. with respect to the International Equity Fund. The information required by Sub-Item 77Q1(e) is incorporated by reference to Exhibit
 (d)(2) of Post-Effective Amendment No. 13 to the Trust's Registration Statement on Form N-1A filed on December 15, 2000.